Exhibit 5.1

Amir Amar
Yaron Reiter

Ehud Shochatovitch
Ram Jeanne
Eyal Roy Sageª«¶
Yacov Cohen©
Rami Zalko
Yoav Caspiª

Nir Oren

Halit Simchoni

Aharon Barda

Dana Amirª

Oded Grossª

Assaf Lapid

Ariella Ablov

Dana Battatª

Hagit Fartook

Ronit Zmani-Armoni

Yve Binestock

23 March 2016 Our ref: PDOC-3435-380 To Rosetta Genomics Ltd. 10 Plaut Street Rehovot 76706 Israel Dear Sir/Madam,
Maya Bar-On©	Re: Rosetta Genomics Ltd.
Koby Mamukaª
Ben Haklaiª Roi Goldfarb Einat Lasserª Liraz Goldsteinª Yaniv Dekel Meirav Gol	1.	We have acted as Israeli legal counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with Company's Registration Statement on Form F-3 (the “Registration Statement”) being filed under the United States Securities Act of 1933, as amended (the “Act”), with respect to the proposed sale by the Company, from time to time, as set forth in the prospectus contained in the Registration Statement, and as shall be set forth in one or more supplements to the Prospectus (the “Prospectus Supplement(s)”), of up to $75,000,000 aggregate amount of any or all of the following securities (the “Securities”):
Ruthy Wysenbeek-Shauliª
Vardit Tal Dvir		a.	ordinary shares of par value NIS 0.6 per share of the Company (“Ordinary Shares”)`;
Itay Singerª
Tamir Bernsteinª Ohad Duvedevanyª Amihai Beer Hofit Wassermanª Ofry Yaromª		b.	debt securities in one or more series (“Debt Securities”), which may be senior notes or subordinated notes and may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in substantially the forms of the exhibits to the Registration Statement as each such indenture may be amended or supplemented from time to time (each, an “Indenture”);
Inbal Yanovski
Yael Appel		c.	rights to purchase any of the Company’s securities or any combination thereof (“Rights”);
Chen Solomonª
Ofer Ben-Assa Samantha Moddel Gili Alpern		d.	warrants to purchase Ordinary Shares (“Warrants”), which may be issued under warrant agreements, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”);
Orly Vidan
Adi Abramovich
Liraz Tuashi
Marina Levin-Lemper
Alon Sukenik
Adi Karp

Avishay Cohen

Merav Hirsh

Oranit Elbaz

Yael Reznikª

Efrat Hershkovitz

Naftali Fridman

Gil’ad Ronen

Liron Dahan

Moran Shraga

Nabila Kaboub

Shir Markovitch

Shmulik Tzvi

Roey Dotan

Sariel Cohen

Maayan Apelman-Schwartz

Sharon Laniado

Lital Ben-Zimra Geter

Assaf Amram

Roy Kariv

Alon Wertheim

Nitsan Glik

Itay Grady

Matan Sherf

Tzlil Perlmutter

Yonatan Bzura

Tal Friedman

Keren Weiss

May Vasilevitski

Yael Harrosh

Ynon Hashmonay

Yana Reznik Hotoveli

Naomi Atzpour

Of Counsel:

Hila Tirosh

Dr. Guy Sagiª

Galyah Natan-Epstein²

Ran Rivlin

		e.	units consisting of Ordinary Shares, Debt Securities, Rights, Warrants or any combination of such securities (“Units”), which may be issued under unit agreements, by and between the Company and an agent to be selected by the Company (each, a “Unit Agreement”).

ª LL.M	© MBA
« New York	² Notary
¶ England & Wales (non-practising)	³ New South Wales

mail@ayr.co.il ■ tel. +972.3.6019601 ■ fax. +972.3.6019602 ■ ayr-lawyers ■ www.ayr.co.il

Main office: 14 Abba Hillel Rd., Ramat-Gan 5250607, Israel ■ Tel-Aviv office: Azrielli Centre, Square Tower, Tel-Aviv 6702501, Israel

2.	In connection with this opinion, we have examined such agreements, certificates, and other statements of corporate officers and other representatives of the Company, and other documents provided to us by the Company, and such other documents and corporate records, questions of law and other matters as we deemed necessary or appropriate in order to enable us to express the opinions hereinafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon statements of officers and representatives of the Company.

3.	In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all photocopies, conformed copies, email or facsimiles submitted to us, the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Company's board of directors and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4.	We have assumed further, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued, including the Indenture, the Warrant Agreement and the Unit Agreement (each, a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms, and that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established in conformity with the Company’s then operative Articles of Association and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

5.	Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6.	This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7.	We are members of the Israel Bar Association and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

8.	You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

9.	Based upon and subject to the foregoing, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

a.	With respect to the Ordinary Shares, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters including the entry by the Company into, and its performance under, any Securities Agreement pursuant to which the Shares may be issued (in this paragraph the “Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Securities Agreement, the Ordinary Shares will be validly issued, fully paid and non-assessable.

b.	With respect to the Debt Securities, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of any Debt Securities, the terms of the offering thereof and related matters, and for the entry by the Company into, and its performance under, the Indenture or any other Securities Agreement pursuant to which the Debt Securities may be issued (in this paragraph the “Authorizing Resolutions”), (ii) the terms of the Debt Securities are in accordance with the Indenture, (iii) the Debt Securities and any Indenture or any other Security Agreement pursuant to which such Debt Securities are issued has been duly executed, issued and delivered by the parties thereto, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Securities Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

c.	With respect to the Warrants, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of any Warrants and of any Ordinary Shares issuable upon the exercise of such Warrants, the terms of the offering thereof and related matters including the entry by the Company into, and its performance under, any Securities Agreement pursuant to which the Warrants may be issued (in this paragraph the “Authorizing Resolutions”), (ii) the Warrants and any Securities Agreement pursuant to which any such Warrants may be issued has been duly executed, issued and delivered by the parties thereto, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Securities Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

d.	With respect to the Rights, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of any Rights and of any securities issuable upon the exercise of such Rights, the terms of the offering thereof and related matters, including the entry by the Company into, and its performance under, any Securities Agreement pursuant to which the Warrants may be issued (in this paragraph the “Authorizing Resolutions”), (ii) the Rights certificate and any Securities Agreement pursuant to which any such Rights may be issued has been duly executed, issued and delivered by the parties thereto, and (iii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Securities Agreement, the Rights will constitute valid and legally binding obligations of the Company.

e.	With respect to the Units, assuming that (i) all necessary corporate action has been taken to authorize and approve the issuance of the Units and the securities underlying such Units, the terms of the offering thereof and related matters, including the entry by the Company into, and its performance under, any Securities Agreement pursuant to which the Units may be issued (in this paragraph the “Authorizing Resolutions”), (ii) the Units and any Securities Agreement pursuant to which any such Units may be issued has been duly executed, issued and delivered by the parties thereto, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Securities Agreement, the Units will be validly issued and will entitle the holders thereof to the rights specified under the Unit Agreement.

10.	The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and/or the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defences; (v) the effect of statute of limitations; (v) we express no opinion concerning the enforceability of any waiver of rights or defences with respect to stay, extension or usury laws and (vi) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

11.	We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled "Legal Matters". By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

12.	This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Yours sincerely,

/s/ Amar Reiter Jeanne Shochatovitch & Co.

Amar Reiter Jeanne Shochatovitch & Co.

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